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CHASEMELLON SHAREHOLDER SERVICES, LLC
REORGANIZATION DEPARTMENT
P.O. BOX 3301
SOUTH HACKENSACK, N.J. 07606

                           CONFIDENTIAL INSTRUCTIONS
                                      FOR
             EXCHANGE OFFER FOR OUTSTANDING SHARES OF COMMON STOCK
         HELD IN THE STERLING SOFTWARE, INC. SAVINGS AND SECURITY PLAN

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, MARCH 20, 2000, UNLESS THE OFFER IS EXTENDED.

                             TO PARTICIPANTS IN THE
               STERLING SOFTWARE, INC. SAVINGS AND SECURITY PLAN

    Enclosed is a copy of the Prospectus, dated February 22, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), and an Instruction Card relating to the Offer by Computer Associates International, Inc., through its wholly owned subsidiary, Silversmith Acquisition Corp., to exchange shares of common stock (together with the associates preferred stock purchase rights, the "Shares") of Sterling Software, Inc. for a certain number (as described in the Offer) of shares (and in specified circumstances, as described in the Offer, cash) of common stock of Computer Associates International, Inc. This material is being forwarded to you as the beneficial owner of Shares held by us for your account under the Sterling Software, Inc. Savings and Security Plan (the "401(k) Plan"). A tender of such Shares into the exchange can be made only by us, acting in our capacity as trustee of the 401(k) Plan, pursuant to your instructions.

    We request confidential instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. To tender shares held by us for you under the 401(k) Plan, we must receive from you the enclosed Instruction Card by 5:00 P.M. New York City time on Thursday,
March 16, 2000, unless extended.

    If you wish to have us tender any or all of your Shares held in your account under the 401(k) Plan, please sign and send to us the enclosed Instruction Card. If you do not return the enclosed Instruction Card we will not tender any of the Shares held in your account under the 401(k) Plan.

    IF WE DO NOT RECEIVE A PROPERLY EXECUTED INSTRUCTION CARD FROM YOU, WE WILL NOT TENDER YOUR SHARES INTO THE EXCHANGE OFFER.
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                                INSTRUCTION CARD
                          RE: STERLING SOFTWARE, INC.
                 SAVINGS AND SECURITY PLAN (THE "401(K) PLAN")

To ChaseMellon Shareholder Services, LLC:

    I am a participant in the 401(k) Plan and, as such, I received a copy of the Prospectus dated February 22, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Computer Associates International, Inc., through its wholly owned subsidiary, Silversmith Acquisition Corp., to exchange each share of common stock of Sterling Software, Inc. for a certain number (as described in the Offer) of shares (and in specified circumstances, cash, as described in the Offer) of common stock of Computer Associates International, Inc.

    I hereby direct you to:

    / / Tender all shares held in my account.

    / / Tender ______ (insert number) of such shares only.

    / / Do not tender any such shares.

                                                      -----------------------------------------------------
                                                                    (Signature of Participant)

                                                      -----------------------------------------------------
                                                                    (Signature of Participant)

                                                      -----------------------------------------------------
                                                                              (Date)
                                                      If shares are held in joint names, each co-owner must
                                                                              sign.
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